Exhibit 10(a)81

SYSTEM EXECUTIVE RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment

Amendment No. 2

THIS INSTRUMENT, executed this 15th day of December, 2011, but made effective January 27, 2011, constitutes the Second Amendment of the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) (the “Plan”).

All capitalized terms used in this Amendment No. 2 shall have the meanings assigned to them in the Plan unless otherwise herein defined.

Pursuant to Section 9.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of January 27, 2011, the Plan is hereby amended as follows:

1.	The last sentence of Plan Section 1.01 is amended in its entirety to read as follows:

Notwithstanding the foregoing, the term “Administrator” shall for Plan administrative purposes include the office of the senior-most System officer with responsibility for Human Resources and Administration, to whom the Personnel Committee has delegated the authority to act on its behalf with respect to all Plan administrative matters.

2.	The last sentence of Plan Section 1.44 is amended in its entirety to read as follows:

Additionally, the term “Year of Service’ shall include any Years of imputed service or employment that the senior-most System officer with responsibility for Human Resources and Administration, in consultation with the Employer and in their sole discretion, may grant to a Participant in computing his benefit service (but for no other purposes unless specifically approved as above and set forth in the Participant Application) under this Plan.

IN WITNESS WHEREOF, the Personnel Committee has caused this Second Amendment to the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth, but effective January 27, 2011.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned duly authorized representative

/s/ E. Renae Conley
E. Renae Conley
Executive Vice-President,
Human Resources and Administration